EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

[GRAPHIC OMITTED] MALONE
     & BAILEY, PLLC
CERTIFIED PUBLIC ACCOUNTANTS




Board of Directors
  Cybertel Communications Corp.

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated March 19, 2004 which appears in the Registrants form 10-KSB for the year ended December 31, 2003.



/s/ Malone & Bailey, PLLC
Malone & Bailey, PLLC
Houston, Texas


May 28, 2004





                           Registered, Public Company Accounting Oversight Board American Institute of Certified Public Accountants, SEC Practice Section
                                   Texas Society of Certified Public Accountants
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                  2925 BRIARPARK, SUITE 930 | HOUSTON, TX 77042
      (713) 266-0530 - VOICE | (713) 266-1815 - FAX | WWW.MALONE-BAILEY.COM


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